Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2026 RESULTS; PROVIDES FISCAL 2027 OUTLOOK

●	Net Sales of $2.96 Billion for Fiscal 2026, Down 7% Compared to Prior Year
●	Fiscal 2026 Net Sales Impacted by Lost Sales From PVH Brands of $254 Million With Key Owned Brands Up Mid-Single Digits
●	Reported EPS of $1.51 for Fiscal 2026
●	Non-GAAP EPS of $2.61 for Fiscal 2026, Inclusive of a $0.30 Impact From Bad Debt Expense Related to the Saks Global Bankruptcy
●	Year-End Cash of $407 Million
●	Return of Capital to Shareholders of Over $50 Million in Fiscal 2026
●	Initiated $25 Million Run-Rate Cost Savings Initiative

New York, New York – March 12, 2026 – G-III Apparel Group, Ltd. (NasdaqGS: GIII) (“G-III” or the “Company”) today reported results for the fourth quarter and full fiscal year 2026, ended January 31, 2026.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “Fiscal 2026 was a pivotal year for G-III. The strength and global recognition of our brands, together with a disciplined operating model and strong balance sheet, enabled us to deliver solid performance despite a challenging environment. For the full year, our go forward portfolio produced strong results, led by our key owned brands, with higher quality revenue, improved full-price sell-throughs, and accelerating global relevance throughout the year. I am proud of the results our team delivered and the meaningful progress we made advancing our long-term strategy.”

Mr. Goldfarb concluded, “Looking to fiscal 2027, we are building on the momentum of our go-forward portfolio, which we expect to deliver high-single digit growth for the year, helping to offset the significant lost sales as we exit the Calvin Klein and Tommy Hilfiger businesses. We are focused on driving gross margin expansion while streamlining our cost structure to unlock productivity and profitability across the business. With over $400 million of cash on the balance sheet, we enter fiscal 2027 from a position of strength, giving us the flexibility to invest in our own business as well as strategic opportunities, while continuing to return capital to shareholders.”

Results of Operations

Fourth Quarter Fiscal 2026

Net sales for the fourth quarter ended January 31, 2026 decreased 8.1% to $771.5 million compared to $839.5 million in the prior year’s fourth quarter.

Net income (loss) for the fourth quarter ended January 31, 2026 was a net loss of $(31.9) million or $(0.76) per share, compared to net income of $48.8 million, or $1.07 per diluted share, in the prior year’s fourth quarter. This year’s results include $45.0 million of non-cash asset impairment charges, net of tax, equivalent to $1.07 per share. Additionally, results include $17.5 million of bad debt expense, primarily tied to the bankruptcy of Saks Global, or the equivalent of $0.32 per share, net of tax.

Non-GAAP net income per diluted share was $0.30 for the fourth quarter ended January 31, 2026 compared to $1.27 in the same period last year. Results include $17.5 million of bad debt expense, primarily tied to the bankruptcy of Saks Global, or the equivalent of $0.30 per diluted share, net of tax.

Fiscal 2026

Net sales for the fiscal year ended January 31, 2026 decreased 7.0% to $2.96 billion compared to $3.18 billion in the prior year.

Net income for the fiscal year ended January 31, 2026 was $67.4 million, or $1.51 per diluted share, compared to $193.6 million, or $4.20 per diluted share, in the prior year. This year’s results include $46.1 million of non-cash asset impairment charges, net of tax, equivalent to $1.04 per diluted share. Additionally, results include $17.5 million of bad debt expense, primarily tied to the bankruptcy of Saks Global, or the equivalent of $0.30 per diluted share, net of tax.

Non-GAAP net income per diluted share was $2.61 for the fiscal year ended January 31, 2026 compared to $4.42 in the prior year. Results include $17.5 million of bad debt expense, primarily tied to the bankruptcy of Saks Global, or the equivalent of $0.30 per diluted share, net of tax.

Balance Sheet and Capital Allocation

Cash and cash equivalents were $406.7 million compared to $181.4 million last year.

Inventories decreased 3.8% to $460.0 million this year compared to $478.1 million last year.

Capital return to shareholders of $54.0 million in fiscal 2026 consisting of $49.8 million of share repurchases and $4.2 million in dividend payments.

Cost Savings Initiatives

In an effort to enhance profitability, the Company is implementing initiatives to drive savings and efficiencies in its operations, which it expects will result in run-rate savings of $25 million in fiscal 2028.

Outlook

The Company today issued its outlook for the first quarter and full fiscal year ending January 31, 2027. The Company's outlook assumes tariffs reflecting the most recent 2025 IEEPA guidelines.

Fiscal 2027

Net sales for fiscal 2027 are expected to be approximately $2.71 billion, which incorporates the loss of $470 million of sales from Calvin Klein and Tommy Hilfiger products. This compares to net sales of $2.96 billion for fiscal 2026.

Net income is expected to be between $88.0 million and $92.0 million, or diluted earnings per share between $2.00 and $2.10. This compares to net income of $67.4 million, or $1.51 per diluted share for fiscal 2026.

Non-GAAP net income is expected to be between $88.0 million and $92.0 million, or diluted earnings per share between $2.00 and $2.10. This compares to non-GAAP net income of $116.2 million, or diluted earnings per share of $2.61 for fiscal 2026.

Adjusted EBITDA is expected to be between $158.0 million and $162.0 million compared to adjusted EBITDA of $192.4 million in fiscal 2026.

Net interest income is expected to be approximately $2.0 million.

Tax rate is estimated to be 30.0%.

First Quarter Fiscal 2027

Net sales for the first quarter fiscal 2027 are expected to be approximately $530.0 million. This compares to net sales of $583.6 million in last year’s first quarter.

Net loss for the first quarter of fiscal 2027 is expected to be between $(18.0) million and $(13.0) million, or earnings per share between $(0.40) and $(0.30). This compares to net income of $7.8 million, or $0.17 per diluted share, in last year’s first quarter.

Non-GAAP Financial Measures

Reconciliations of GAAP net income (loss) to non-GAAP net income (loss), GAAP net income (loss) per diluted share to non-GAAP net income (loss) per diluted share and GAAP net income (loss) to adjusted EBITDA are presented in tables accompanying the financial statements included in this release and provide useful information to evaluate the Company’s operational performance. A description of the amounts excluded on a non-GAAP basis are provided in conjunction with these tables. Non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III Apparel Group, Ltd. is a global fashion leader with expertise in design, sourcing, distribution, and marketing. The Company owns and licenses a portfolio of more than 30 preeminent brands, each differentiated by unique brand propositions, product categories, and consumer touchpoints. G-III owns ten iconic brands, including DKNY, Donna Karan, Karl Lagerfeld, and Vilebrequin, and licenses over 20 of the most sought-after names in global fashion, including Calvin Klein, Tommy Hilfiger, Levi’s, Nautica, Halston, Champion, Converse, BCBG, French Connection, Starter and major national sports leagues, among others.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses, cost savings or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the federal securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the reliance on licensed product, risks relating to G-III’s ability to increase revenues from sales of its other products, new acquired businesses or new license agreements as licenses for Calvin Klein and Tommy Hilfiger product expire on a staggered basis, reliance on foreign manufacturers, risks of doing business abroad, supply chain disruptions, risks related to acts of terrorism and the effects of war, the current economic and credit environment risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, including inflation and higher interest rates, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025

	(Unaudited)		(Unaudited)

Net sales	$771,488	$839,535	$2,957,012	$3,180,796
Cost of goods sold	486,007	507,907	1,792,983	1,882,270
Gross profit	285,481	331,628	1,164,029	1,298,526

Selling, general and administrative expenses	259,693	244,921	978,462	969,812
Depreciation and amortization	7,921	6,740	29,016	27,444
Asset impairments	46,958	8,195	48,565	8,195
Operating profit (loss)	(29,091)	71,772	107,986	293,075

Other income (loss)	(976)	(2,141)	3,191	(4,374)
Interest and financing charges, net	(122)	(2,184)	(508)	(18,842)
Income (loss) before income taxes	(30,189)	67,447	110,669	269,859

Income tax expense	1,749	18,663	43,316	76,566
Net income (loss)	$(31,938)	$48,784	$67,353	$193,293
Less: Loss attributable to noncontrolling interests	—	—	—	(273)
Net income (loss) attributable to G-III Apparel Group, Ltd.	$(31,938)	$48,784	$67,353	$193,566

Net income (loss) attributable to G-III Apparel Group, Ltd. per common share:
Basic	$(0.76)	$1.11	$1.58	$4.35
Diluted	$(0.76)	$1.07	$1.51	$4.20

Weighted average shares outstanding:
Basic	42,189	43,886	42,734	44,450
Diluted	42,189	45,703	44,504	46,116

Selected Balance Sheet Data (in thousands):	At January 31,
	2026	2025
	(Unaudited)

Cash and cash equivalents	$406,662	$181,440
Working capital	923,382	824,864
Inventories	460,029	478,086
Total assets	2,610,820	2,483,234
Long-term debt	11,742	6,159
Operating lease liabilities	272,957	271,525
Total stockholders' equity	1,760,323	1,679,481

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025

	(Unaudited)

GAAP net income (loss) attributable to G-III Apparel Group, Ltd.	$(31,938)	$48,784	$67,353	$193,566

Excluded from non-GAAP:
Asset impairments	46,958	8,195	48,565	8,195
Strategic opportunity related professional fees	(83)	—	2,282	—
One-time warehouse related severance expenses	—	1,349	1,327	1,908
Write-off of deferred financing costs	—	—	—	1,598
Gain on forgiveness of liabilities	—	—	—	(600)
Income tax impact of non-GAAP adjustments	(1,737)	(542)	(3,301)	(1,030)

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$13,200	$57,786	$116,226	$203,637

Non-GAAP net income is a “non-GAAP financial measure” that excludes (i) in both fiscal 2026 and 2025, asset impairments, (ii) in fiscal 2026, professional fees related to a potential strategic opportunity that did not come to fruition, (iii) in both fiscal 2026 and 2025, one-time severance expenses related to a closed warehouse, (iv) in fiscal 2025, the write-off of deferred financing costs related to the redemption of our Senior Secured Notes (the “Notes”) and (v) in fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. For fiscal 2026, the income tax impact of non-GAAP adjustments is calculated using the applicable statutory tax rate for the respective period. For fiscal 2025, the income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO NON-GAAP NET INCOME PER SHARE

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025

	(Unaudited)

GAAP diluted net income (loss) attributable to G-III Apparel Group, Ltd. per common share	$(0.76)	$1.07	$1.51	$4.20
Adjustment from GAAP diluted shares to Non-GAAP diluted shares (1)	0.03	—	—	—

Excluded from non-GAAP:
Asset impairments	1.07	0.18	1.09	0.18
Strategic opportunity related professional fees	—	—	0.05	—
One-time warehouse related severance expenses	—	0.03	0.03	0.04
Write-off of deferred financing costs	—	—	—	0.03
Gain on forgiveness of liabilities	—	—	—	(0.01)
Income tax impact of non-GAAP adjustments	(0.05)	(0.01)	(0.07)	(0.02)

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$0.30	$1.27	$2.61	$4.42

Non-GAAP diluted shares (1)	44,090	45,703	44,504	46,116

(1)	Represents adjustment for shares used to calculate diluted earnings per share. Due to our recording a GAAP net loss for the fourth quarter of fiscal 2026, diluted shares is the same as basic shares for GAAP. When applying non-GAAP exclusions, our results move from a net loss to net income position.

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes (i) in both fiscal 2026 and 2025, asset impairments, (ii) in fiscal 2026, professional fees related to a potential strategic opportunity that did not come to fruition, (iii) in both fiscal 2026 and 2025, one-time severance expenses related to a closed warehouse, (iv) in fiscal 2025, the write-off of deferred financing costs related to the redemption of the Notes and (v) in fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. For fiscal 2026, the income tax impact of non-GAAP adjustments is calculated using the applicable statutory tax rate for the respective period. For fiscal 2025, the income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

	Forecasted
	Year Ended	Actual Year Ended	Actual Year Ended
	January 31, 2027	January 31, 2026	January 31, 2025

	(Unaudited)
Net income attributable to G-III Apparel Group, Ltd.	$88,000 - 92,000	$67,353	$193,566

Asset impairments	—	48,565	8,195
Strategic opportunity related professional fees	—	2,282	—
One-time warehouse related severance expenses	—	1,327	1,908
Gain on forgiveness of liabilities	—	—	(600)
Depreciation and amortization	33,700	29,016	27,444
Interest and financing charges, net	(2,000)	508	18,842
Income tax expense	38,300	43,316	76,566

Adjusted EBITDA, as defined	$158,000 - 162,000	$192,367	$325,921

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net and income tax expense and excludes (i) in both fiscal 2026 and 2025, asset impairments, (ii) in fiscal 2026, professional fees related to a potential strategic opportunity that did not come to fruition, (iii) in both fiscal 2026 and 2025, one-time severance expenses related to a closed warehouse and (iv) in fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME (LOSS) TO FORECASTED AND ACTUAL NON-GAAP NET INCOME (LOSS)

(In thousands)

	Forecasted Three	Actual Three	Forecasted	Actual
	Months Ended	Months Ended	Year Ended	Year Ended
	April 30, 2026	April 30, 2025	January 31, 2027	January 31, 2026

	(Unaudited)

GAAP net income (loss) attributable to G-III Apparel Group, Ltd.	$(18,000) - (13,000)	$7,759	$88,000 - 92,000	$67,353

Excluded from non-GAAP:
Asset impairments	—	—	—	48,565
Strategic opportunity related professional fees	—	—	—	2,282
One-time warehouse related severance expenses	—	978	—	1,327
Income tax impact of non-GAAP adjustments	—	(316)	—	(3,301)

Non-GAAP net income (loss) attributable to G-III Apparel Group, Ltd., as defined	$(18,000) - (13,000)	$8,421	$88,000 - 92,000	$116,226

Non-GAAP net income (loss) is a “non-GAAP financial measure” that excludes (i) asset impairments, (ii) professional fees related to a potential strategic opportunity that did not come to fruition and (iii) one-time severance expenses related to a closed warehouse. For fiscal 2026, the income tax impact of non-GAAP adjustments is calculated using the applicable statutory tax rate for the respective period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME (LOSS) PER SHARE TO FORECASTED AND ACTUAL NON-GAAP NET INCOME (LOSS) PER SHARE

	Forecasted Three	Actual Three	Forecasted	Actual
	Months Ended	Months Ended	Year Ended	Year Ended
	April 30, 2026	April 30, 2025	January 31, 2027	January 31, 2026

	(Unaudited)

GAAP diluted net income (loss) attributable to G-III Apparel Group, Ltd. per common share	$(0.40) - (0.30)	$0.17	$2.00 - 2.10	$1.51

Excluded from non-GAAP:
Asset impairments	—	—	—	1.09
Strategic opportunity related professional fees	—	—	—	0.05
One-time warehouse related severance expenses	—	0.03	—	0.03
Income tax impact of non-GAAP adjustments	—	(0.01)	—	(0.07)

Non-GAAP diluted net income (loss) attributable to G-III Apparel Group, Ltd. per common share, as defined	$(0.40) - (0.30)	$0.19	$2.00 - 2.10	$2.61

Non-GAAP diluted net income (loss) per common share is a “non-GAAP financial measure” that excludes (i) asset impairments, (ii) fees related to a potential strategic opportunity that did not come to fruition and (iii) one-time severance expenses related to a closed warehouse. For fiscal 2026, the income tax impact of non-GAAP adjustments is calculated using the applicable statutory tax rate for the respective period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Investor Relations Contact:

Nick Bacchus

SVP of Investor Relations and Treasurer

IR@g-iii.com